Exhibit 99.1

Innodata Reports Third Quarter 2024 Results; Record 136% Revenue Growth Year-Over-Year

NEW YORK – November 7, 2024 – INNODATA INC. (Nasdaq: INOD) today reported results for the third quarter ended September 30, 2024.

•	Revenue of $52.2 million, 136% revenue growth year-over-year.

•	Net income of $17.4 million, or $0.60 per basic share and $0.51 per diluted share, compared to net income of $0.4 million, or $0.01 per basic and diluted share, in the same period last year. Third quarter net income included a $5.6 million benefit as a result of recognizing a deferred tax asset that related to our accumulated net operating losses and other deferred expenses from prior periods.

•	Adjusted EBITDA of $13.9 million, an increase of 337% from $3.2 million in the same period last year.*

•	Cash, cash equivalents and short-term investments of $26.4 million at September 30, 2024 and $13.8 million at December 31, 2023.

•	Guidance raised to between 88% and 92% year-over-year revenue growth for full year 2024.

*Adjusted EBITDA is defined below.

Jack Abuhoff, CEO, said “Innodata continued to build on its recent progress, leading to record third quarter revenue of $52.2 million, an increase of 136% year-over-year. As a result of strong business momentum, Innodata is raising 2024 full-year revenue guidance to between 88% and 92% year-over-year revenue growth.

“We are seeing strong business momentum reflected in revenue growth, margin expansion, broadening customer relationships, and continuing progress on our strategic roadmap. We believe increasing investments by the world’s largest tech companies in generative AI and large language models (LLMs) will continue to be a growth catalyst for Innodata.

“The hard work and dedication of our talented team has enabled us to scale and to meet or exceed the expectations of some of the most demanding, fast-moving companies in the world. We believe Innodata is well positioned to capture the generative AI market opportunity and continue to drive value for shareholders.”

Big Tech Customer Roster and New Win

Beyond the Big Tech customer we ramped up considerably this quarter, we have seven other Big Tech customers that we believe will collectively become a significant part of our revenue makeup next year. Our confidence is bolstered by the progress we made this quarter in broadening these relationships, expanding our engagements and securing new wins.

Our Big Tech customer roster now includes five of the Magnificent Seven, one of the most prominent AI research and development companies and a prominent social media company. We are proud to announce that we won this prominent social media company, our eighth Big Tech customer, in the third quarter. These companies are all investing significantly in generative AI development initiatives, for which Innodata is providing data engineering support.

The Company also secured its second federal government agency win. The agency will be leveraging the new generative AI capabilities built into Innodata’s Agility platform.

Record Revenue and Strong Balance Sheet

Revenue for third quarter 2024 reached $52.2 million, reflecting a year-over-year increase of 136%. On a sequential basis, the Company observed a 60% increase of $19.7 million from its second quarter 2024 revenue of $32.6 million.

Innodata continues to operate a strong balance sheet, which enables the Company to invest in growth. As of September 30, 2024, the Company’s cash balances were $26.4 million, up approximately $10 million from the second quarter 2024.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-343-4136	(Domestic)
+1 203-518-9848	(International)
Participant Access Code	INNODATA

888-562-2817	(Domestic Replay)
402-220-7354	(International Replay)

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for 7 days following the conference call, and Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. That’s why we’re on a mission to help the world’s leading technology companies and enterprises drive Generative AI / AI innovation. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 35+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the generative AI services market. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts, including between Russia and Ukraine, Hamas’ attack against Israel and the ensuing conflict and increased hostilities between Hezbollah and Israel and Iran and Israel; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work in the Digital Data Solutions (DDS) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; our DDS segment’s revenue concentration in a limited number of customers; our dependency on content providers in our Agility segment; the Company’s ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2024, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Jelena Sutovic

Innodata Inc.

Jsutovic@innodata.com

(201) 371-8024

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$52,224	$22,169	$111,281	$60,663
Direct operating costs	30,893	13,945	70,964	39,534
Selling and administrative expenses	9,910	7,401	27,235	22,772
Interest (income) expense, net	(26)	66	(55)	122
	40,777	21,412	98,144	62,428

Income (loss) before provision for income taxes	11,447	757	13,137	(1,765)

Provision for (benefit from) income taxes	(5,944)	374	(5,235)	780

Consolidated net income (loss)	17,391	383	18,372	(2,545)
Income attributable to non-controlling interests	2	12	8	15
Net Income (loss) attributable to Innodata Inc. and Subsidiaries	$17,389	$371	$18,364	$(2,560)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.60	$0.01	$0.64	$(0.09)
Diluted	$0.51	$0.01	$0.55	$(0.09)

Weighted average shares outstanding:
Basic	28,994	28,459	28,873	27,930
Diluted	34,007	32,463	33,297	27,930

Tax provision for the three months and nine months ended September 30, 2024 includes a net tax benefit of $5.6 million resulting from the recognition of deferred tax asset of the company’s accumulated net loss carry forward (NOLCO) and other deferred expenses.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$26,364	$13,806
Short term investments – other	14	14
Accounts receivable, net	23,186	14,288
Prepaid expenses and other current assets	5,221	3,969
Total current assets	54,785	32,077
Property and equipment, net	3,325	2,281
Right-of-use-asset, net	4,435	5,054
Other assets	1,771	2,445
Deferred income taxes, net	7,890	1,741
Intangibles, net	13,880	13,758
Goodwill	2,084	2,075
Total assets	$88,170	$59,431

LIABILITIES, NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,692	$5,722
Accrued salaries, wages and related benefits	9,619	7,799
Deferred revenues	6,500	3,523
Income and other taxes	3,961	3,848
Long-term obligations - current portion	1,166	1,261
Operating lease liability - current portion	855	782
Total current liabilities	29,793	22,935

Deferred income taxes, net	30	22
Long-term obligations, net of current portion	7,311	6,778
Operating lease liability, net of current portion	4,027	4,701
Total liabilities	41,161	34,436

Non-controlling interests	(700)	(708)
STOCKHOLDERS’ EQUITY:	47,709	25,703
Total liabilities, non-controlling interests and stockholders’ equity	$88,170	$59,431

The company’s Deferred Tax Assets as of September 30, 2024 includes deferred tax assets related to the company’s accumulated net loss carry forward (NOLCO) and other deferred expenses previously with a full valuation allowance.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Consolidated net income (loss)	$18,372	$(2,545)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,219	3,479
Stock-based compensation	2,881	2,998
Deferred income taxes	(6,153)	(120)
Pension cost	948	791
Changes in operating assets and liabilities:
Accounts receivable	(8,834)	(1,198)
Prepaid expenses and other current assets	(1,222)	449
Other assets	673	(243)
Accounts payable and accrued expenses	1,892	268
Deferred revenues	2,977	702
Accrued salaries, wages and related benefits	1,822	1,019
Income and other taxes	109	189
Net cash provided by operating activities	17,684	5,789

Cash flows from investing activities:
Capital expenditures	(5,522)	(4,320)
Proceeds from sale of short term investments - others	-	494
Net cash used in investing activities	(5,522)	(3,826)

Cash flows from financing activities:
Proceeds from exercise of stock options	810	3,158
Withholding taxes on net settlement of restricted stock units	(97)	-
Payment of long-term obligations	(516)	(329)
Net cash provided by financing activities	197	2,829

Effect of exchange rate changes on cash and cash equivalents	199	228

Net increase in cash and cash equivalents	12,558	5,020
Cash and cash equivalents, beginning of period	13,806	9,792
Cash and cash equivalents, end of period	$26,364	$14,812

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated	2024	2023	2024	2023
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$17,389	$371	$18,364	$(2,560)
Provision for (benefit from) income taxes	(5,944)	374	(5,235)	780
Interest expense	21	163	190	295
Depreciation and amortization	1,535	1,237	4,219	3,479
Severance**	-	-	-	580
Stock-based compensation	855	1,017	2,881	2,998
Non-controlling interests	2	12	8	15
Adjusted EBITDA - Consolidated	$13,858	$3,174	$20,427	$5,587

	Three Months Ended September 30,		Nine Months Ended September 30,
DDS Segment	2024	2023	2024	2023
Net income (loss) attributable to DDS Segment	$16,526	$444	$16,492	$(751)
Provision for (benefit from) income taxes	(5,887)	371	(5,183)	772
Interest expense	20	162	187	291
Depreciation and amortization	670	328	1,513	811
Severance**	-	-	-	33
Stock-based compensation	760	854	2,523	2,524
Non-controlling interests	2	12	8	15
Adjusted EBITDA - DDS Segment	$12,091	$2,171	$15,540	$3,695

	Three Months Ended September 30,		Nine Months Ended September 30,
Synodex Segment	2024	2023	2024	2023
Net income (loss) attributable to Synodex Segment	$381	$(154)	$973	$(19)
Depreciation and amortization	112	155	406	479
Severance**	-	-	-	6
Stock-based compensation	38	60	136	177
Adjusted EBITDA - Synodex Segment	$531	$61	$1,515	$643

	Three Months Ended September 30,		Nine Months Ended September 30,
Agility Segment	2024	2023	2024	2023
Net income (loss) attributable to Agility Segment	$482	$81	$899	$(1,790)
Provision for (benefit from) income taxes	(57)	3	(52)	8
Interest expense	1	1	3	4
Depreciation and amortization	753	754	2,300	2,189
Severance**	-	-	-	541
Stock-based compensation	57	103	222	297
Adjusted EBITDA - Agility Segment	$1,236	$942	$3,372	$1,249

**Represents non-recurring severance incurred for a reduction in headcount in connection with the re-alignment of the Company’s cost structure.

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
DDS	$44,694	$16,003	$89,810	$41,929
Synodex	1,935	1,728	5,792	5,705
Agility	5,595	4,438	15,679	13,029
Total Consolidated	$52,224	$22,169	$111,281	$60,663